Exhibit 99

Media Contact:	Tom Robinson 816-556-2902
Investor Contact:	Todd Kobayashi 816-556-2312

FOR IMMEDIATE RELEASE

Great Plains Energy Reports Second Quarter Results,
Affirms 2003 Earnings Guidance

Kansas City, MO, July 23, 2003 -- Great Plains Energy (NYSE: GXP) today announced second quarter 2003 earnings of $50.5 million, or $0.73 per share compared to second quarter 2002 earnings of $35.5 million or $0.57 per share. During the second quarter of 2003, ongoing earnings, as detailed on attachment B, were $32.1 million, or $0.47 per share compared to $35.7 million, or $0.57 per share for 2002. For the six months ended June 30, 2003, the Company reported earnings of $64.6 million, or $0.93 per share compared to $29.2 million, or $0.47 per share from the same period in 2002. Year to date 2003 ongoing earnings, as detailed on attachment C, were $52.9 million, or $0.77 per share compared to 2002 ongoing earnings of $43.3 million, or $0.70 per share.

The differences in ongoing earnings for both periods when compared to 2002 were driven primarily by cooler June 2003 weather, higher pension costs, and increased plant maintenance expenses at Kansas City Power & Light (KCP&L). These factors were partially offset in the quarter and more than offset in the year to date comparable periods by the effects of significantly higher wholesale power revenue at KCP&L and continued growth at Strategic Energy. The November 2002 equity offering diluted the quarter and year to date 2003 earnings per share by $0.08 and $0.11, respectively.

The following unusual items impacted reported earnings for the 2003 periods. The effects of the June confirmation of the restructuring plan of DTI Holdings, Inc., Digital Teleport, Inc., and Digital Teleport of Virginia, Inc. and sale of substantially all of the assets of Digital Teleport, Inc. to a subsidiary of CenturyTel, Inc. contributed earnings of $25.9 million or $0.37 per share during the quarter and year to date 2003. The 2003 periods were also impacted by the $7.1 million, or $0.10 per share loss on the June 2003 disposition of the Company's interest in the residential services provider, R.S. Andrews Enterprises, Inc. The Company also experienced continuing losses through the date of disposition of $0.4 million and $1.6 million during the quarter and year to date, respectively. The first quarter asset impairment at KLT Gas impacted year to date 2003 earnings by $0.08 per share. The year to date 2002 reported results were impacted $0.16 per share from the January 2002 ice storm and $0.07 per share by the effects of R. S. Andrews Enterprises, Inc.

The Company affirms 2003 ongoing earnings guidance to be in the range of $1.90 to $2.00 per share, excluding unusual items as detailed on attachment G.

Second Quarter Highlights:

-   KCP&L reported second quarter wholesale revenues of $32.4 million, up 53%.
-   Strategic Energy contributed earnings of $9.6 million, up 17%.
-   The DTI confirmation and R.S. Andrews' disposition were completed.

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Commenting on the results, Chairman Bernie Beaudoin said, "The continued strong performance at Strategic Energy and this quarter's wholesale power sales partially offset the impact of a cool June. With these results, we remain confident in our full year ongoing earnings guidance." He continued, " Eliminating businesses that no longer complement our strategic vision will allow us to focus more on creating value for our shareholders."

Kansas City Power & Light

KCP&L, an integrated regulated electric utility, reported earnings for the second quarter of $22.3 million, or $0.32 per share compared to 2002 second quarter earnings of $27.3 million or $0.44 per share. Second quarter revenues were $247.3 million, compared with $247.2 million in the same quarter last year.

Retail revenues for second quarter 2003 were $211.4 million, off 5% from the second quarter of 2002 due to unfavorable June 2003 weather and the effect of the January 2003 Kansas rate reduction. Wholesale revenues increased $11.3 million or 53% primarily due to a 35% increase in wholesale MWh sales at higher wholesale prices. KCP&L's second quarter 2003 earnings were also affected by increased pension expense and increased plant maintenance expenses.

KCP&L's ongoing earnings excluding unusual items were $35.7 million, or $0.52 per share for the six months ended June 30, 2003, up from $30.1 million, or $0.49 per share in the same period of 2002. Compared to the same period last year, wholesale revenues increased $40.1 million or 104% reflecting a 53% increase in wholesale MWh sales at higher wholesale prices. Also impacting earnings were increased pension expense and increased plant maintenance expenses.

The November 2002 equity offering diluted the quarter and year to date 2003 earnings per share by $0.04 and $0.05, respectively.

Strategic Energy

Strategic Energy, a power supply coordination services provider, continued its solid performance. Earnings for the second quarter were $9.6 million, or $0.14 per share up 17% versus $8.2 million, or $0.13 per share in the same quarter last year. Revenues were up 27% to $255.2 million. These results were driven by a 31% increase in MWh's delivered to 3.8 million from 2.9 million in the same period last year, and a 6% increase in the Company's ownership in Strategic Energy. During the quarter, Strategic Energy announced expansion into the New Jersey market and anticipates beginning power delivery later in the year.

Strategic Energy's year to date 2003 earnings were $19.4 million, or $0.28 per share, up 28% compared to $15.1 million, or $0.24 per share in 2002. Revenues were up 39% to $484.4 million compared to $347.6 million in the same period last year. The primary driver was a 48% increase in MWh's delivered versus last year's period and customer growth of 19%. Offsetting these gains was a decline in gross margin per MWh primarily due to higher margin contracts expiring.

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The November 2002 equity offering diluted the quarter and year to date 2003 earnings per share by $0.01 and $0.03, respectively.

Great Plains Energy provides in its quarterly earnings releases ongoing earnings in addition to earnings calculated in accordance with generally accepted accounting principles (GAAP). Great Plains Energy also provides its earnings guidance in terms of ongoing earnings. Ongoing earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effect of unusual items. Ongoing earnings for historical periods are reconciled to GAAP earnings for the same periods in attachments B and C. Great Plains Energy is unable to reconcile its 2003 ongoing earnings guidance to GAAP earnings per share because we do not predict the future impact of unusual items.

We believe ongoing earnings provides to investors a useful indicator of our results that is comparable among periods because it excludes the effects of unusual items which may occur on an irregular basis. Investors should note that this non-GAAP measure involves judgments by management including whether an item is classified as an unusual item. We use ongoing earnings internally to measure performance against budget and in reports for management.

Great Plains Energy (NYSE: GXP), headquartered in Kansas City, MO, is the holding company for three business units: Kansas City Power & Light Company, a leading regulated provider of electricity in the Midwest; Strategic Energy LLC, an energy management company providing electric load aggregation and power supply coordination; KLT Gas Inc., a subsidiary specializing in coal bed methane exploration and development. The Company's web site: www.greatplainsenergy.com.

Great Plains Energy will broadcast a discussion of these results via the Internet on Thursday, July 24, 2003 at 9:00 AM Eastern / 8:00 AM Central. The presentation can be accessed through www.greatplainsenergy.com. A replay of the webcast will be available on the web site until the close of business on August 6, 2003.

CERTAIN FORWARD-LOOKING INFORMATION -- Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the registrants are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in the regional, national and international markets; market perception of the energy industry and the Company; changes in business strategy, operations or development plans; state and federal legislative and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry and constraints placed on the Company's actions by the Public Utility Holding Company Act of 1935; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air quality; financial market conditions including, but not limited to, changes in interest rates and in availability and cost of capital; ability to maintain current credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost and availability of fuel; ability to achieve generation planning goals and the occurrence of unplanned generation outages; delays in the anticipated in-service dates of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses; performance of projects undertaken by our non-regulated businesses and the success of efforts to invest in and develop new opportunities; and other risks and uncertainties. This list of factors is not all-inclusive because it is not possible to predict all factors.

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Attachment A
GREAT PLAINS ENERGY
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Year to Date
	June 30		June 30
	2003	2002	2003	2002

	(thousands)
Operating Revenues
Electric revenues - KCP&L	$247,315	$247,229	$481,707	$446,138
Electric revenues - Strategic Energy	254,824	200,973	483,776	346,987
Other revenues	1,104	888	2,375	2,301

Total	503,243	449,090	967,858	795,426

Operating Expenses
Fuel	37,110	35,350	74,504	69,357
Purchased power - KCP&L	15,868	12,301	31,941	23,232
Purchased power - Strategic Energy	226,003	175,881	425,946	300,873
Other	71,942	67,085	142,899	133,565
Maintenance	23,798	20,834	46,750	55,445
Depreciation and depletion	35,568	36,751	71,090	73,450
General taxes	23,708	22,701	48,145	45,343
(Gain) Loss on property	(20,523)	(126)	(11,550)	15

Total	413,474	370,777	829,725	701,280

Operating income	89,769	78,313	138,133	94,146
Loss from equity investments	(293)	(316)	(586)	(632)
Minority interest in subsidiaries	(2,221)	(2,918)	(4,475)	(5,355)
Non-operating income	2,315	2,301	3,581	3,492
Non-operating expenses	(2,218)	(4,239)	(6,940)	(12,400)
Interest charges	19,417	23,144	38,891	43,527

Income from continuing operations before income taxes and cumulative effect of a change in accounting principle	67,935	49,997	90,822	35,724
Income taxes	9,595	13,801	16,691	1,227

Income from continuing operations before cumulative effect of a change in accounting principle	58,340	36,196	74,131	34,497
Loss from discontinued operations, net of income taxes	(7,454)	(229)	(8,690)	(1,427)
Cumulative effect to January 1, 2002, of a change in accounting principle	-	-	-	(3,000)

Net income	50,886	35,967	65,441	30,070
Preferred stock dividend requirements	412	411	823	823

Earnings available for common stock	$50,474	$35,556	$64,618	$29,247

Average number of common shares outstanding	69,186	61,909	69,188	61,897

Basic and diluted earnings per common share
Continuing operations	$0.84	$0.57	$1.06	$0.54
Discontinued operations	(0.11)	-	(0.13)	(0.02)
Cumulative effect	-	-	-	(0.05)

Basic and diluted earnings per common share	$0.73	$0.57	$0.93	$0.47

Cash dividends per common share	$0.415	$0.415	$0.83	$0.83

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Attachment B
Great Plains Energy
Consolidated Earnings and Earnings Per Share
Three Months Ended June 30

			Earnings per Great Plains Energy Share
	Earnings

	2003	2002	2003	2002

	(millions)

KCP&L	$22.3	$27.3	$0.32	$0.44
Strategic Energy	9.6	8.2	0.14	0.13
KLT Gas	(0.6)	(0.3)	(0.01)	-
KLT Investments	3.9	2.7	0.06	0.04
Other	22.8	(2.2)	0.33	(0.04)

Earnings from continuing operations	58.0	35.7	0.84	0.57
R. S. Andrews discontinued operations,
net of income taxes	(7.5)	(0.2)	(0.11)	-

Total	$50.5	$35.5	$0.73	$0.57

Reconciliation of GAAP to Non-GAAP
Earnings	$50.5	$35.5	$0.73	$0.57
Reconciling items
Other -- DTI	(25.9)	-	(0.37)	-
Other -- R. S. Andrews discontinued
operations	7.5	0.2	0.11	-

Ongoing earnings	$32.1	$35.7	$0.47	$0.57

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Attachment C
Great Plains Energy
Consolidated Earnings and Earnings Per Share
Year to Date June 30

			Earnings per Great Plains Energy Share
	Earnings

	2003	2002	2003	2002

	(millions)

KCP&L	$35.7	$20.4	$0.52	$0.33
Strategic Energy	19.4	15.1	0.28	0.24
KLT Gas	(7.1)	(0.4)	(0.10)	(0.01)
KLT Investments	6.2	3.2	0.09	0.05
Other	19.1	(4.7)	0.27	(0.07)

Earnings from continuing operations before cumulative effect	73.3	33.6	1.06	0.54
R. S. Andrews discontinued operations,
net of income taxes	(8.7)	(1.4)	(0.13)	(0.02)
Cumulative effect to January 1, 2002 of a change in accounting principle	-	(3.0)	-	(0.05)

Total	$64.6	$29.2	$0.93	$0.47

Reconciliation of GAAP to Non-GAAP
Earnings	$64.6	$29.2	$0.93	$0.47
Reconciling items
KCP&L -- January 2002 ice storm	-	9.7	-	0.16
KLT Gas -- Impairment charge	5.5	-	0.08	-
Other -- DTI	(25.9)	-	(0.37)	-
Other -- R. S. Andrews discontinued
operations	8.7	1.4	0.13	0.02
R. S. Andrews cumulative effect	-	3.0	-	0.05

Ongoing earnings	$52.9	$43.3	$0.77	$0.70

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Attachment D

GREAT PLAINS ENERGY INCORPORATED
Summary Income Statement by Segment

Three months ended June 30, 2003	Consolidated GPE	KCP&L	Strategic Energy	KLT Gas	Other

Operating revenues	$503.3	$247.3	$255.2	$0.3	$0.5
Fuel	(37.1)	(37.1)
Purchased power	(241.9)	(15.8)	(226.1)

Revenues, net of fuel and purchased power	224.3	194.4	29.1	0.3	0.5
Other	(119.6)	(105.0)	(9.5)	(1.4)	(3.7)
Depreciation and depletion	(35.6)	(34.7)	(0.4)	(0.1)	(0.4)
Gain (loss) on property	20.6	(0.2)		0.0	20.8

Operating income (loss)	89.7	54.5	19.2	(1.2)	17.2
Loss from equity investments	(0.3)				(0.3)
Non-operating income (expenses)	(2.0)	(0.9)	(1.8)	0.7
Interest charges	(19.4)	(17.6)	(0.2)	(0.4)	(1.2)
Income taxes	(9.6)	(13.7)	(7.6)	0.3	11.4
R. S. Andrews discontinued operations	(7.5)				(7.5)

Net income (loss)	$50.9	$22.3	$9.6	$(0.6)	$19.6

Earnings (loss) per GPE common share	$0.73	$0.32	$0.14	$(0.01)	$0.28

Year to date June 30, 2003	Consolidated GPE	KCP&L	Strategic Energy	KLT Gas	Other

Operating revenues	$967.9	$481.7	$484.4	$0.7	$1.1
Fuel	(74.5)	(74.5)
Purchased power	(457.9)	(31.9)	(426.0)

Revenues, net of fuel and purchased power	435.5	375.3	58.4	0.7	1.1
Other	(237.9)	(208.0)	(18.9)	(2.9)	(8.1)
Depreciation and depletion	(71.1)	(69.3)	(0.7)	(0.4)	(0.7)
Gain (loss) on property	11.6	(0.2)		(9.0)	20.8

Operating income (loss)	138.1	97.8	38.8	(11.6)	13.1
Loss from equity investments	(0.6)				(0.6)
Non-operating income (expenses)	(7.8)	(2.3)	(3.9)	0.7	(2.3)
Interest charges	(38.9)	(35.4)	(0.3)	(0.6)	(2.6)
Income taxes	(16.7)	(24.4)	(15.2)	4.4	18.5
R. S. Andrews discontinued operations	(8.7)				(8.7)

Net income (loss)	$65.4	$35.7	$19.4	$(7.1)	$17.4

Earnings (loss) per GPE common share	$0.93	$0.52	$0.28	$(0.10)	$0.23

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Attachment E
GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)

	June 30	December 31
	2003	2002

	(thousands)
ASSETS
Current Assets
Cash and cash equivalents	$78,005	$65,294
Restricted cash	88,491	-
Receivables	208,217	197,845
Fuel inventories, at average cost	25,352	21,311
Materials and supplies, at average cost	55,630	50,800
Deferred income taxes	5,303	3,233
Assets of discontinued operations	-	38,298
Other	28,536	16,619

Total	489,534	393,400

Nonutility Property and Investments
Affordable housing limited partnerships	64,429	68,644
Gas property and investments	43,552	45,419
Nuclear decommissioning trust fund	69,124	63,283
Other	42,767	55,520

Total	219,872	232,866

Utility Plant, at Original Cost
Electric	4,503,008	4,428,433
Less-accumulated depreciation	1,963,014	1,885,389

Net utility plant in service	2,539,994	2,543,044
Construction work in progress	47,800	39,519
Nuclear fuel, net of amortization of $128,977 and $121,951	31,904	21,506

Total	2,619,698	2,604,069

Deferred Charges
Regulatory assets	143,286	128,901
Prepaid pension costs	84,332	85,945
Goodwill	26,105	26,106
Other deferred charges	39,358	35,452

Total	293,081	276,404

Total	$3,622,185	$3,506,739

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Attachment F
GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)

	June 30	December 31
	2003	2002

	(thousands)
LIABILITIES AND CAPITALIZATION
Current Liabilities
Notes payable	$136,200	$21,079
Commercial paper	16,700	-
Current maturities of long-term debt	4,754	133,181
EIRR bonds classified as current	81,000	81,000
Accounts payable	204,504	172,319
Accrued taxes	13,463	29,238
Accrued interest	12,006	16,121
Accrued payroll and vacations	23,030	27,053
Accrued refueling outage costs	13,598	8,292
Supplier collateral	88,491	-
Liabilities of discontinued operations	-	34,232
Other	29,844	29,071

Total	623,590	551,586

Deferred Credits and Other Liabilities
Deferred income taxes	600,682	602,907
Deferred investment tax credits	39,568	41,565
Asset retirement obligation	103,690	-
Accrued nuclear decommissioning costs	-	64,584
Pension liability	75,038	73,251
Other	76,653	76,169

Total	895,631	858,476

Capitalization	2,102,964	2,096,677

Commitments and Contingencies

Total	$3,622,185	$3,506,739

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Attachment G

2003 Ongoing Earnings Guidance

	2003 EPS Range

KCP&L	$1.50	$1.57
Strategic Energy	0.49	0.50
KLT Gas	(0.06)	(0.05)
KLT Investments	0.10	0.11
Other	(0.13)	(0.13)

Ongoing Guidance*	$1.90	$2.00

* 2003 ongoing earnings guidance excludes the effect of the following unusual items: a second quarter gain of $0.37 per share for the effects of the June confirmation of the restructuring plan of DTI Holdings, Inc., Digital Teleport, Inc., and Digital Teleport of Virginia, Inc., and the sale of substantially all of the assets of Digital Teleport Inc., to a subsidiary of CenturyTel, Inc.; a second quarter loss of $0.10 per share for the disposition of R.S. Andrews Enterprises, Inc.; and a first quarter loss of $0.08 per share for an asset impairment at KLT Gas. The Company also experienced continuing losses through the date of the R.S. Andrews Enterprises, Inc., disposition of $0.01 per share and $0.03 per share during the quarter and year to date, respectively, that are excluded. Great Plains Energy is unable to reconcile its 2003 ongoing earnings guidance to GAAP earnings per share because we do not predict the future impact of unusual items. The impact of unusual items could be material to our operating results computed in accordance with GAAP.

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